SCHEDULE 14A INFORMATION
      PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                          EXCHANGE ACT  OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only as permitted by Rule
    14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                            Otter Tail Power Company
               (Name of Registrant as Specified in its Charter)
                  __________________________________________
 (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4)and 0-11.

     (1) Title of each class of securities to which transaction applies:
     ________________________________________________________
     (2) Aggregate number of securities to which transaction applies:
     ________________________________________________________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):
     _________________________________________________________
     (4) Proposed maximum aggregate value of transaction:
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[ ]  Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
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PRELIMINARY PROXY MATERIALS

[Letterhead of Otter Tail Power Company]


                                          March 12, 1999


To the Holders of Common Shares
of Otter Tail Power Company:

You are cordially invited to attend the Annual Meeting of Shareholders of Otter Tail Power Company which will be held at the National Guard Armory, 421 East Cecil, Fergus Falls, Minnesota, at 10:00 a.m. on Monday, April 12, 1999. The Armory is located just off Friberg Avenue, north of the Senior High School.

Enclosed is a formal Notice of Annual Meeting and Proxy Statement, together with a Proxy and return envelope for the use of holders of Common Shares who cannot be present in person at the meeting.

As discussed in the formal Notice and Proxy Statement, the Board of Directors proposes the reelection, for three-year terms, of Mr. Dennis R. Emmen, Mr. Kenneth L. Nelson, and Mr. Nathan I. Partain, whose terms as Directors expire at the time of the Annual Meeting. In addition, holders of Common Shares are being asked to vote on an Amendment to the Articles of Incorporation, two stock plans, and the appointment of Deloitte & Touche LLP as independent auditors for the Company for 1999.

The proposed Amendment to the Company's Articles of Incorporation would increase the authorized number of Common Shares from 25,000,000 to 50,000,000. Although 1999 financing plans do not call for an additional public offering of Common Shares, changing economic and market conditions make it advisable for management to be in a position to issue additional Common Shares as future corporate and business purposes may dictate.

Holders of Common Shares are also being asked to vote on proposals to approve two new stock-based benefit plans, the 1999 Employee Stock
Purchase Plan and the 1999 Stock Incentive Plan. The purpose of these plans is to encourage employees to focus on the Company's long-term success and tie their actions to shareholder value. The proposed plans are explained in the accompanying Proxy Statement, and we ask that you read the explanation carefully.

For the reasons set forth in the Proxy Statement, your Board of Directors believe that the proposed Amendment to the Company's Articles of Incorporation and the proposed stock plans are in the best interests of the Company and its shareholders. Therefore, we strongly encourage you to vote "for" these proposals.

In order to ensure that your shares may be represented at the meeting and to save the Company additional expense of solicitation, we urge that you promptly sign and return the enclosed Proxy card. If you attend the meeting, as we hope you will, you may revoke your Proxy by written notice given to an officer of the Company and vote in person.

If you have any questions about Otter Tail Power Company that you would like to have answered at the meeting or in writing, please forward them to me.


Sincerely,



/s/ John C. MacFarlane
John C. MacFarlane
President & Chief Executive Officer


                         Notice of Annual Meeting


Notice is hereby given to the holders of Common Shares of Otter Tail Power Company that the Annual Meeting of Shareholders of the Company will be held in the National Guard Armory, 421 East Cecil, Fergus Falls, Minnesota, on Monday, April 12, 1999, at 10:00 a.m. to consider and act upon the following matters:

  1. To elect three (3) Directors to the Company's Board of Directors to serve a term of three years;

  2. To amend the Restated Articles of Incorporation to increase the number of authorized Common Shares from 25,000,000 to 50,000,000 shares;

  3. To approve the 1999 Employee Stock Purchase Plan attached to the Proxy Statement as Exhibit A;

  4. To approve the 1999 Stock Incentive Plan attached to the Proxy Statement as Exhibit B;

  5. To approve the appointment by the Board of Directors of Deloitte & Touche LLP as independent auditors for the year 1999; and

  6. To transact such other business as may properly be brought before the meeting.


Dated:  March 12, 1999               JAY D. MYSTER, Corporate Secretary


              IMPORTANT - PLEASE MAIL YOUR PROXY PROMPTLY

In order that there may be a proper representation at the meeting, you are urged, whether you own one share or many, to complete, sign, and mail your Proxy in the enclosed envelope. No postage is required if mailed in the United States.




                           PROXY STATEMENT
                      OTTER TAIL POWER COMPANY
                  ANNUAL MEETING OF SHAREHOLDERS
                           April 12, 1999

This Proxy Statement is furnished to shareholders in connection with the solicitation by the Board of Directors of Otter Tail Power Company of Proxies for use at the Annual Meeting of Shareholders to be held on April 12, 1999.

The mailing address of the principal executive office of the Company is Box 496, Fergus Falls, Minnesota 56538-0496. The approximate date on which the Proxy Statement and form of Proxy will be first sent to shareholders is March 12, 1999.

Any shareholder giving a Proxy will have the right to revoke it by written notice to an officer of the Company or by filing with an officer another Proxy bearing a later date at any time before it is voted at the meeting. A shareholder wishing to vote in person after giving a Proxy must first give written notice of revocation to an officer of the Company.

All shares represented by valid, unrevoked Proxies will be voted at the Annual Meeting. Shares voted as abstentions on any matter (or as "withhold authority" as to Directors) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained. If a broker submits a proxy which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters.

The cost of soliciting Proxies will be borne by the Company. In addition to solicitation by mail, officers and regular employees of the Company may solicit Proxies by telephone, telegraph, or in person.

The record date for the determination of shareholders entitled to vote at the meeting is the close of business on February 15, 1999.

A copy of the Company's 1998 Annual Report, including financial statements, was mailed to each shareholder of record on or about March 5, 1999.


                     Outstanding Voting Shares

The outstanding voting shares of the Company at the close of business on February 15, 1999, the record date for shareholders entitled to notice of and to vote at said meeting, consisted of ___________ Common Shares. Each holder of record at the close of business on that day is entitled to one vote per share.

The only person known to the Company to own beneficially (as defined by the Securities and Exchange Commission for proxy statement purposes) more than 5% of the outstanding Common Shares of the Company as of February 15, 1999, is as follows:

                               Amount and
Name and Address               Nature of             Percent
of Beneficial                  Beneficial              of
Owner                          Ownership              Class

Otter Tail Power               884,258 shs.           _____%
Company Employee
Stock Ownership Plan
c/o Mellon Bank, N.A.
One Mellon Bank Center
Pittsburgh, PA  15258-0001

The Common Shares owned by the Employee Stock Ownership Plan (ESOP) are held in trust for the benefit of participants in the ESOP for which Mellon Bank is Trustee, subject to the direction of the ESOP Retirement Committee. The ESOP has sole investment power over the Common Shares held in trust. Participants are entitled to instruct the ESOP Trustee on how to vote all Company Common Shares allocated to their accounts (884,258 Common Shares as of December 31, 1998) and will receive a separate Proxy for voting such Shares. All Common Shares allocated to the participants for which no voting instructions are received and all unallocated Common Shares held by the ESOP (NONE as of December 31, 1998) will be voted by the Trustee in proportion to the instructed shares.

                   Nominees for Election as Directors

The terms of Mr. Emmen, Mr. Nelson, and Mr. Partain expire at the time of the 1999 Annual Meeting. The Board of Directors nominates for reelection Mr. Dennis R. Emmen, Mr. Kenneth L. Nelson, and Mr. Nathan I. Partain to serve a three-year term ending at the time of the Annual Meeting in 2002.

It is the intention of the proxies named to vote for the three nominees named below, but in case any of them should become unavailable due to unforeseen causes, the proxies will vote for the remainder of such nominees and may also vote for other nominees not named herein in lieu of those unable or unwilling to serve. The affirmative vote of a majority of the Common Shares present and entitled to vote with respect to the election of Directors is required for the election of the nominees to the Board of Directors.

The following information is furnished with respect to each nominee for election as a Director and for each Director whose term of office will continue after the meeting:


                          Principal                            Director
Name                      Occupation (1)               Age      Since

Nominees for election for a term
of three years expiring April 2002:

Dennis R. Emmen * */***   Retired Senior Vice           65       1984
                          President-Finance,
                          Treasurer and Chief
                          Financial Officer
                          Otter Tail Power Company
                          Fergus Falls, Minnesota (2)

Kenneth L. Nelson **      President, Barrel O'Fun,      57       1990
                          President, Kenny's Candy
                          Owner, Bec-Lin Foods
                          Owner, Nelson's Confections
                          (Production of Snack Foods)
                          Perham, Minnesota

Nathan I. Partain */**    Executive Vice President,     42       1993
                          Phoenix Duff & Phelps
                          Duff & Phelps Investment
                          Management Co.
                          (Investment Management) and
                          Senior Vice President and Chief
                          Investment Officer Duff &
                          Phelps Utilities Income Inc.
                          (Closed-end Utility Income Fund)
                          Chicago, Illinois

Directors whose terms expire April 2001:

Dayle Dietz *             Retired Associate Professor   70       1983
                          and Department Chair
                          Marketing & Management
                          North Dakota State College of Science
                          Wahpeton, North Dakota (3)

Arvid R. Liebe ***        President, Liebe Drug, Inc.   57       1995
                          (Retail Business)
                          Milbank, South Dakota

John C. MacFarlane *      Chairman, President and       59       1983
                          Chief Executive Officer
                          Otter Tail Power Company
                          Fergus Falls, Minnesota

Directors whose terms expire April 2000:

Thomas M. Brown */***     Retired Partner               68       1991
                          Dorsey & Whitney LLP
                          Minneapolis, Minnesota (4)

Maynard D. Helgaas ***    Owner/Manager                 64       1985
                          Midwest Agri-Development Corp.
                          (Farm Equipment and Supplies)
                          Jamestown, North Dakota

Robert N. Spolum **       Retired Chairman,             68       1991
                          President and CEO
                          Melroe Company
                          (Industrial Equipment Manufacturer)
                          Owner, R. N. Spolum & Associates
                          (Business Consulting)
                          Fargo, North Dakota (5)


  * Member of Nominating Committee of the Board of Directors
 ** Member of Audit Committee of the Board of Directors
*** Member of Compensation Committee of the Board of Directors

(1) Except as indicated by footnotes below, each of the nominees and Directors has had the same position or another executive position with the same employer for the past five years.

(2) Mr. Emmen held the office of Senior Vice President-Finance,
    Treasurer and Chief Financial Officer from April 13, 1981, until his retirement on June 30, 1995.

(3) Ms. Dietz retired from her position as Associate Professor and Department Chair of Marketing and Management at the North Dakota State College of Science on July 1, 1997. She had been on the faculty of the school since September 1969, and served as Department Chair since September 1985 and Associate Professor since September 1994.

(4) Mr. Brown was a partner in the law firm of Dorsey & Whitney from 1963 until his retirement on January 1, 1991, at which time he became of counsel to the firm. On November 29, 1993, his status in the firm changed to that of Retired Partner.

(5) Mr. Spolum held the office of President and Chief Executive Officer of Melroe Company from 1972 until he became Chairman in September 1992. He retired as Chairman on February 28, 1993. He also retired as Senior Vice President of Clark Equipment Company, South Bend, Indiana, of which Melroe is a business unit, on February 28, 1993. He continued to serve as a consultant for Clark Equipment Company until February 28, 1996.

The Company has a standing Audit Committee, Compensation Committee, and Nominating Committee. The Company's Audit Committee reviews accounting and control procedures of the Company. The committee is composed of four members of the Board of Directors who, for 1998, were Dennis R. Emmen, Kenneth L. Nelson, Nathan I. Partain, and Robert N. Spolum. In 1998 this committee held three meetings.

The Compensation Committee is composed of four members of the Board of Directors who, for 1998, were Thomas M. Brown, Dennis R. Emmen, Maynard D. Helgaas, and Arvid R. Liebe. The committee reviews the compensation of the officers and fees of Directors of the Company and makes recommendations on such compensation and fees to the Board of Directors. The committee administers the 1999 Employee Stock Purchase Plan and 1999 Stock Incentive Plan and grants options and other awards under the 1999 Stock Incentive Plan. This committee held three meetings in 1998.

The Nominating Committee identifies qualified nominees to succeed to Board membership. The committee is composed of four members of the Board of Directors who, for 1998, were Thomas M. Brown, Dayle Dietz, John C. MacFarlane, and Nathan I. Partain. Any shareholder may submit recommendations for membership on the Board of Directors by sending a written statement of the qualifications of the recommended individual to the President, Otter Tail Power Company, Box 496, Fergus Falls, Minnesota 56538-0496. In 1998 this committee held one meeting.

During 1998 the Board of Directors held a total of seven regularly scheduled and special meetings. Each incumbent Director attended at least 75% of the total of (i) all meetings of the Board of Directors held during the period for which he or she was a Director, and (ii) all meetings of the committees during the periods he or she served on such committees.

Directors' Compensation

All Directors of the Company (other than officers of the Company) are compensated $12,000 per year for all services as Directors, including service on committees. A fee of $700 is also paid for attendance at each board and committee meeting, and the committee chair is paid an additional $400 per committee meeting. In addition, non-officer Directors receive an actual expense or a $100 travel allowance if they are required to furnish their own transportation to Directors' or any committee meetings outside their city of residence. Non-employee Directors may elect to defer the receipt of all or part of the fees pursuant to the Company's Deferred Compensation Plan for Directors. Interest accrues on any deferred amounts at a rate equal to one-half of 1% over the prime commercial rate of U.S. Bank National Association.

                  Security Ownership of Management

The following table sets forth information, as of December 31, 1998, with respect to beneficial ownership of Common Shares of the Company for each Director and nominee, each executive officer named in the Summary Compensation Table herein, and all Directors and executive officers of the Company as a group.

                                     Amount and Nature of
Name of Beneficial Owner           Beneficial Ownership(1)(2)

Thomas M. Brown                             574
Dayle Dietz                               1,708
Dennis R. Emmen                           1,500   (3)
Maynard D. Helgaas                          659
Douglas L. Kjellerup                      4,585
LeRoy S. Larson                           4,965   (4)
Arvid R. Liebe                            1,185   (5)
John C. MacFarlane                       18,991   (6)
Jay D. Myster                             7,913   (7)
Kenneth L. Nelson                         2,238
Nathan I. Partain                         1,000   (8)
Rodney C. H. Scheel                       4,276   (9)
Robert N. Spolum                          3,653
Ward L. Uggerud                           4,808  (10)


All Directors and executive officers
  as a group                             56,697

(1) Represents outstanding Common Shares beneficially owned both directly and indirectly as of December 31, 1998. The Common Share interest of each named person and all Directors and executive officers as a group represents less than 1% of the aggregate amount of Common Shares issued and outstanding. Except as indicated by footnote below, the beneficial owner possesses sole voting and investment powers with respect to the shares shown.

(2) Includes Common Shares held by the Trustee of the Company's Employee Stock Ownership Plan for the account of executive officers of the Company with respect to which such persons have sole voting power and no investment power, as follows:
     Mr. Kjellerup, 4,585 shares; Mr. Larson, 4,299 shares;
     Mr. MacFarlane, 7,182 shares; Mr. Scheel, 4,271 shares;
     Mr. Uggerud, 4,783 shares; and all Directors and executive officers as a group, 29,592 shares.

(3) Includes 1,500 shares owned jointly with Mr. Emmen's wife as to which he shares voting and investment power.

(4) Includes 666 shares owned jointly with Mr. Larson's wife as to which he shares voting and investment power.

(5) Includes 73 shares owned jointly with Mr. Liebe's wife as to which he shares voting and investment power.

(6) Includes 10,573 shares owned jointly with Mr. MacFarlane's wife as to which he shares voting and investment power.

(7) Includes 1,939 shares owned jointly with Mr. Myster's wife as to which he shares voting and investment power.

(8) Includes 200 shares owned jointly with Mr. Partain's wife as to which he shares voting and investment power.

(9) Includes 5 shares owned jointly with Mr. Scheel's wife as to which he shares voting and investment power.

(10) Excludes 51 shares owned by Mr. Uggerud's wife as to which he disclaims beneficial ownership.

No Director, nominee or executive officer of the Company owned beneficially, directly or indirectly, on December 31, 1998, any shares of any series of Cumulative Preferred Shares of the Company except for Mr. Emmen, who owned 115 Cumulative Preferred Shares of the $3.60 series.

The information with respect to beneficial ownership of securities of the Company is based on information furnished to the Company by each person included in the table.

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors and executive officers and holders of more than 10% of the Company's Common Shares to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of the Company. The Company believes that during the year ended December 31, 1998, its Directors and executive officers complied with all Section 16(a) filing requirements.

                    Executive Compensation

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors (the "Compensation Committee") is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation program. The components of the Company's executive compensation program consist of a base salary and an incentive bonus.

The Compensation Committee develops annual recommendations for the Board concerning the base salary and incentive bonuses for the Chief Executive Officer and for each of the other executive officers of the Company. In order to develop its recommendations to the Board, the Compensation Committee reviews and evaluates an analysis of executive compensation for each of the Company's executive officers prepared for the Compensation Committee by the Chief Executive Officer (the "Company Analysis"). The Company Analysis is based upon a compensation analysis performed for the Company by the independent consulting firm of Towers Perrin (the "TP Analysis"). The most recent TP Analysis established the market competitiveness for twelve top management positions of the Company by listing for each management position the median base salaries obtained from three primary sources: Towers Perrin/Compensation Data Bank 1996 Executive Compensation Survey of March 1996 ("General Industry Survey"); Towers Perrin/Edison Electric Institute 1996 Executive Compensation Survey of March 1996 ("EEI Survey"); and Watson Wyatt Data Services, Inc./ECS 1996-97 Top Management Report of April 1996 ("ECS Survey"). The data of all such surveys was updated to reflect April 1, 1997 levels, using a 4% annual update factor. The Company further updated the 1997 levels by a 4% annual update factor to approximate
1998 market levels. All data was adjusted to take into account the relative size (based on sales) of each company reporting data in the surveys. In preparing the Company Analysis, the Company used the updated TP Analysis in arriving at a competitive mid-point for base salaries in each of the listed management positions. Since it was believed that the EEI Survey most nearly reflected the market in which the Company competes, the competitive mid-point in the Company
Analysis was based 80% on the EEI Survey median salaries and 20% on the ECS Survey median salaries. The Company Analysis showed, in addition to the competitive mid-points so determined, salary ranges for each management position of 20% below and 20% above the mid-points. These salary ranges and mid-points were weighted (based on either total consolidated revenues or total electric revenues) for each management position, depending on the individual involvement in generating Company revenues. The Company Analysis also reflected the years of service of each of the executive officers along with their current base salaries.

The Chief Executive Officer then makes specific recommendations to the Compensation Committee with respect to adjustments in base salary for certain executive officers (other than himself) based on various factors which are typically subjective and reflect individual performances by such officers during the year or changes in their corporate responsibilities. These recommendations for officer base salaries are then reviewed by the Compensation Committee against the ranges (minimum/mid-point/maximum) shown on the Company Analysis to determine if the Company's executive base salaries are within the ranges in the Company Analysis. Thereafter, further upward or downward adjustments in base salary may be made by the Compensation Committee from those recommended by the Chief Executive Officer; however, the final base salaries so determined by the Compensation Committee are primarily subjective and not targeted specifically to any of the salary levels reflected in the TP Analysis nor are they set in accordance with any other objective criteria. It should be noted that the groups of companies which make up the TP Analysis, the General Industry Survey, the EEI Survey and the ECS Survey are not the same as those included in the EEI Index in the Stock Performance Graph appearing in this Proxy Statement.

Incentive bonuses for executive officers (including the Chief
Executive Officer) are awarded only if the Company exceeds certain targeted corporate performance objectives set by the Board of Directors, upon the recommendation of the Compensation Committee, near the end of the first fiscal quarter of each year. Incentive bonuses are paid in cash following the close of the fiscal year after it has been determined whether the targeted corporate performance objectives have been exceeded. The corporate performance objectives in place for 1998 were as follows:

* Operating results as indicated by earnings per share for 1998.
  The amount of the bonus equals a fixed amount for each $0.01 per share that actual earnings per share exceeds the targeted earnings per share. Each executive officer receives the same dollar amount if the target is exceeded. The target for earnings per share was exceeded in 1998.

* Average quarterly cumulative total return to the Company's common shareholders during 1998. The amount of the bonus equals a fixed amount for each one percent that the Company's average quarterly cumulative total return exceeds that of the EEI Index for the same year, with an additional fixed amount for each percent above five percent. Each executive officer receives the same dollar amount if the target is exceeded. The target for total return was not exceeded in 1998.

* Total corporate rate of return ("ROE") for 1998. The amount of the bonus equals a fixed percentage of the executive officer's base salary for each one percent that the Company's ROE for the year exceeds the national average of ROEs for electric companies as reported by C.A. Turner Utility Reports. The target for ROE was [was] [was not] exceeded in 1998.

In addition to the incentive bonuses paid to all executive officers, Mr. Uggerud, the Company's Vice President of Operations, was eligible to receive a special bonus based on his responsibility for the negotiation of reduced fuel costs. This bonus was calculated pursuant to a formula set by the Board of Directors, upon recommendation of the Compensation Committee, near the end of the first fiscal quarter of 1998, and was paid in cash following the close of the fiscal year.

The base salary of the Chief Executive Officer is set by the Board upon the recommendation of the Compensation Committee. The Chief Executive Officer's base salary is determined generally in accordance with the criteria discussed above pertaining to other executive officers; however, the Chief Executive Officer's base salary is determined solely by the Compensation Committee without any recommendation by the Chief Executive Officer. The Chief Executive Officer's incentive bonus, if any, is determined in the same manner as the other executive officers and depends on whether the Company exceeds the targeted performance objectives discussed above.

The Company currently maintains a variety of employee benefit plans and programs, which are generally available to all employees of the Company, including executive officers, such as the Performance Incentive Program, Retirement Savings (401k) Plan, Employee Stock Ownership Plan (ESOP), Pension Plan, and Life and Living Plans.
The Company also maintains an Executive Survivor and Supplemental Retirement Plan and nonqualified profit-sharing and retirement savings plans for certain senior executives.

Two new stock-based employee benefit programs, the 1999 Employee Stock Purchase Plan and the 1999 Stock Incentive Plan, have been approved by the Compensation Committee and the Board of Directors and will be implemented in 1999, subject to shareholder approval at the 1999 Annual Meeting. Each of these new plans is described elsewhere in this Proxy Statement.

Section 162(m) of the Internal Revenue Code imposes limits on tax deductions for executive compensation in excess of $1 million paid to any of the top five executive officers named in the Summary Compensation Table. It is the policy of the Compensation Committee to take reasonable steps to preserve this tax deduction.

Thomas M. Brown  Dennis R. Emmen  Maynard D. Helgaas  Arvid R. Liebe

Summary Compensation Table

The following table sets forth information concerning compensation for services in all capacities to the Company and its subsidiaries for each of the last three fiscal years of the Chief Executive Officer of the Company, the other four most highly compensated persons serving as executive officers at the end of the fiscal year, and Jay D. Myster, who retired as an executive officer during the fiscal year (the "Named Officers"):

                                 Annual Compensation
                                                          All Other
Name and Principal Position     Year   Salary   Bonus(1)  Compensation(2)

John C. MacFarlane              1998  $307,500  $             $
  Chairman of the Board,        1997  $279,375  $ 40,143      $12,112
  President and Chief           1996  $259,375  $ 19,669      $11,713
  Executive Officer

Douglas L. Kjellerup            1998  $128,775  $             $
  Vice President,               1997  $115,250  $ 34,791      $ 6,099
  Marketing & Development       1996  $107,025  $ 31,926      $ 5,391

Ward L. Uggerud                 1998  $128,525  $             $
  Vice President, Operations    1997  $115,550  $ 17,007      $ 4,838
                                1996  $111,525  $ 13,327      $ 4,717

Rodney C. H. Scheel             1998  $101,125  $             $
  Vice President, Electrical    1997  $ 93,000  $156,712      $ 5,057
                                1996  $ 89,000  $ 21,602      $ 4,269

LeRoy S. Larson                 1998  $ 93,750  $             $
  Vice President,               1997  $ 86,250  $ 16,497      $ 4,744
  Customer Service - MN & SD    1996  $ 83,150  $ 12,756      $ 4,356

Jay D. Myster                   1998  $101,500  $             $
  Sr. Vice President,           1997  $127,500  $ 21,310      $ 6,673
  Governmental & Legal,         1996  $118,750  $ 17,138      $ 5,905
  Corporate Secretary


(1) Included (i) awards under the incentive bonus program for executive officers described above in the Compensation Committee Report on Executive Compensation, (ii) awards under the Gain Share bonus program for all Company employees in 1997 and 1996, (iii) the special bonus award to Mr. Uggerud described above in the Compensation Committee Report, and
     (iv) a stay bonus paid to Mr. Myster under the early retirement program described below in consideration for his agreement to provide continued full-time services to the Company for six months following the early retirement date of April 1, 1998.

(2) Amounts of All Other Compensation for 1998 consist of (i) amounts contributed by the Company under the Retirement Savings Plan for 1998, as follows: Mr. MacFarlane, $________; Mr. Kjellerup, $_________; Mr. Uggerud, $_________;
     Mr. Scheel, $_________; Mr. Larson, $_______; and Mr.
     Myster, $___________; (ii) the amount of the Company's contribution under the Employee Stock Ownership Plan which was invested in Common Shares for the account of each Named Officer for 1998, as follows: Mr. MacFarlane, $4,507; Mr. Kjellerup, $3,627; Mr. Uggerud, $3,620; Mr. Scheel, $2,848; Mr.Larson, $2,640; and Mr. Myster, $3,126; (iii) amounts contributed by the Company under the nonqualified Profit Sharing Plan for 1998, as follows: Mr. MacFarlane, $4,204;
     and (iv) $700 for each Named Officer pursuant to the Company's program to reimburse employees for unreimbursed medical expenses.

Pension and Supplemental Retirement Plans

The following table estimates the aggregate annual amount of lifetime benefits, as of January 1, 1999, that would be payable under the Company's tax-qualified defined benefit pension plan to participants in the final average earnings and years of credited service categories indicated:

Annual Final                           Years of Service
Average Earnings      15       20       25      30     40 or more
$ 40,000           $ 8,198  $10,931  $13,664  $16,397   $18,037
  60,000            13,698   18,265   22,831   27,397    30,137
  80,000            19,198   25,598   31,997   38,397    42,237
 100,000            24,698   32,931   41,164   49,397    54,337
 120,000            30,198   40,265   50,331   60,397    66,437
 140,000            35,698   47,598   59,497   71,397    78,537
 160,000 or more*   41,198   54,931   68,664   82,397    90,637

* Compensation used for benefits is limited to $160,000 for the qualified plan

A participant's annual final average earnings is determined using the 42 consecutive months out of the last 10 consecutive years prior to the participant's retirement which produces the highest average salary. As of December 31, 1998, the annual final average earnings and actual credited years of service for each of the Named Officers were as follows: Mr. MacFarlane, $277,500 (37.5 years); Mr. Kjellerup, $113,157 (36 years); Mr. Uggerud, $117,028 (27 years); Mr. Scheel, $93,178 (26 years); Mr. Larson, $86,700
(31 years); and Mr. Myster, $124,000 (29 years).

The benefits in the foregoing table were calculated as a straight life annuity. Because covered compensation takes into account an average of annual Social Security benefits, there is no deduction for Social Security under the Pension Plan. The amounts shown in the above table reflect the limits imposed by Sections 415 or 401(a)(17) of the Internal Revenue Code.

The Company maintains the Executive Survivor and Supplemental Retirement Plan which was amended effective July 1, 1994. This plan is designed to provide survivor and retirement benefits for certain executive officers and other key management employees in order to attract and retain employees of outstanding competence. Each of the Named Officers is a participant in this plan. If a participant dies while employed or disabled, the Company will pay the participant's beneficiary an amount equal to four times the participant's annual salary at the time of death. If a participant dies after retirement or dies after termination for other reasons with a vested benefit, the Company will pay the participant's beneficiary a lesser amount, depending upon the participant's age at death and his or her vested percentage.

In addition to these survivor benefits, the Executive Survivor and Supplemental Retirement Plan provides retirement benefits. Under the plan, the Company will pay a participant who retires at age 65 an annual retirement benefit for life (or, if more, for 15 years)
equal to 70% of the participant's salary and bonuses during the 12 months before retirement offset by the participant's Social Security benefit and the amount of the participant's benefit from the Company's qualified pension plan if it were paid in the form of a single life annuity. A participant who retires early (after 10 years of service and age 55) or who terminates before retirement with a vested benefit
in the plan will be paid a reduced amount.   If a participant dies
while still employed, his or her beneficiary will be paid the actuarial equivalent of the participant's benefit in 15 annual installments. At any time after a change in control or following termination of employment, a participant is entitled to receive upon request a lump sum distribution of 90% of his or her benefits in the plan with forfeiture of the remaining benefits. The Board of Directors has the right to amend, suspend, or terminate the plan, but no such action can reduce the benefits already accrued. The Company has purchased insurance on the lives of most of the participants to provide sufficient revenues to satisfy the benefit obligations payable under this plan.
The annual benefit payable to Mr. Myster upon his retirement is $61,840. The estimated annual benefits payable under the plan upon retirement at age 65 for each of the other Named Officers, assuming salary is unchanged from 1998, and bonus determined by actuarial assumptions based on past financial performance, is as follows: Mr. MacFarlane, $140,110, Mr. Kjellerup, $26,925, Mr. Uggerud, $28,416, Mr. Scheel,
$21,776, and Mr. Larson, $19,843.

In 1998, the Company offered a voluntary early retirement program to all nonunion employees who were at least age 55 as of December 31, 1997. Under the program, early retirement reductions were eliminated under the Pension Plan and five years of additional service were credited for purposes of Pension Plan calculations and medical plan eligibility. Eligible employees who elected early retirement receive, at their option, either a $750 monthly supplement and medical coverage at current retiree rates until age 62 or a $500 monthly supplement with medical coverage at the current active employee rates until age 62. In addition, the vesting requirements, early retirement reductions and ten-year service requirements were waived under the Executive Survivor and Supplemental Retirement Plan for participants who elected early retirement.
Retirement benefits under the Executive Survivor and Supplemental Retirement Plan for participants who elected early retirement are calculated based on the enhanced Pension Plan benefits discussed above and the expected Social Security benefit at age 62. Employees who elected early retirement and were requested by the Company to stay on as full-time employees following the early retirement date of April 1, 1998 received a stay bonus. Mr. Myster was among the 56 employees who elected to enroll in the early retirement program, and he received a stay bonus of $69,000 for six months of continued full-time employment at the request of the Company following April 1, 1998.

Severance Agreements

The Company has entered into change of control severance agreements
(the "Severance Agreements") with each of its executive officers,
including the Named Officers.   The Severance Agreements provide for
certain payments and other benefits if, following a Change in Control, the Company terminates the officer's employment without Cause or the officer terminates his employment for Good Reason. Such payments and benefits include: (i) severance pay equal to three times the officer's salary (at the highest annual rate in effect during the three years prior to the termination) and benefits; (ii) a lump-sum payment equal to the difference between (a) the actuarial equivalent of the benefit the officer would have received under the Company's Pension Plan if he had remained employed by the Company at the compensation level provided by the Severance Agreement for three years following the date of termination and (b) the actuarial equivalent of the benefit to which he is otherwise then entitled under the Pension Plan; (iii) the payment of legal fees and expenses relating to the termination; (iv) the termination of any noncompetition arrangement between the Company and the officer; and (v) a gross-up payment for any excise tax imposed on such payments or benefits and for any tax imposed on such gross-up. Under the Severance Agreements, "Cause" is defined as willful and continued failure to perform duties and obligations or willful misconduct materially injurious to the Company; "Good Reason" is defined to include a change in the employee's responsibility or status, a reduction in salary or benefits, or a mandatory relocation; and "Change in Control" is defined to include a change in control of the type required to be disclosed under Securities and Exchange Commission proxy rules, acquisition by a person or group of 35% of the outstanding voting stock of the Company, a proxy fight or contested election which results in Continuing Directors (as defined) not constituting a majority of the Company's Board of Directors, or another event the majority of the Continuing Directors determines to be a change in control.

                  Stock Performance Graph

The graph below compares the cumulative total shareholder return on the Company's Common Shares for the last five fiscal years with the cumulative total return of the NASDAQ Market Index and the Edison Electric Institute Index over the same period (assuming the investment of $100 in each vehicle on December 31, 1993, and reinvestment of all dividends).

                  [Stock Performance Graph]

Comparison of five-year Cumulative total return among Otter
Power, NASDAQ Market Index, and Edison Electric Institute Index.


                        1994      1995      1996     1997     1998

Otter Tail Power       101.56    117.52    111.22   138.57   153.62
NASDAQ                 104.99    136.18    169.23   207.00   291.96
EEI Index               88.43    115.86    117.25   149.33   170.07


             Proposal to Amend Restated Articles of
        Incorporation to Increase Authorized Common Shares

General

The Restated Articles of Incorporation of the Company currently contain an authorization of 25,000,000 Common Shares, $5 par value. The Board of Directors recommends shareholder approval of an amendment to the Company's Restated Articles of Incorporation increasing the authorized Common Shares to 50,000,000 shares. If the amendment is approved by the Company's shareholders, Article V of the Company's Restated Articles of Incorporation would be amended to read as follows (with emphasis added to identify the increased number of authorized Common Shares):

                      ARTICLE V.

    The total authorized number of shares of the corporation is 52,500,000, divided into three classes; namely, 1,500,000 Cumulative Preferred Shares without par value (the "Cumulative Preferred Shares"); 1,000,000 Cumulative Preference Shares without par value (the "Cumulative Preference Shares"); and 50,000,000 Common Shares of the par value of $5 per share (the "Common Shares"). No fractional shares of any class or series shall be issued by the corporation.

As of December 31, 1998, there were 11,879,504 Common Shares outstanding and __________ Common Shares reserved for issuance. The Common Shares reserved for issuance include (i) __________ Common Shares reserved for issuance under the ESOP, (ii) __________ Common Shares reserved for issuance under the Automatic Dividend Reinvestment and Share Purchase Plan, (iii) 200,000 Common Shares reserved for issuance under the 1999 Employee Stock Purchase Plan being presented for shareholder approval at the 1999 Annual Meeting and described elsewhere in this Proxy Statement, (iv) 1,300,000 Common Shares reserved for issuance under the 1999 Stock Incentive Plan being presented for shareholder approval at the 1999 Annual Meeting and described elsewhere in this Proxy Statement and (v) __________ Common Shares reserved for issuance upon exchange of the Company's $9.00 Exchangeable Cumulative Preferred Shares. Accordingly, as of December 31, 1998, there were ___________ Common Shares available for issuance for other purposes.

The additional Common Shares for which authorization is sought would be a part of the existing class of Common Shares and, if and when issued, would have the same rights and privileges as the Common Shares presently outstanding. Such additional Common Shares would not (and the Common Shares presently outstanding do not) entitle the holders thereof to preemptive rights to subscribe for or purchase additional Common Shares of the Company or to cumulative voting for the election of Directors.

Purposes and Effects of the Amendment

Except for shares reserved as noted above, the Company has no agreements or understandings concerning the issuance of any additional Common Shares. However, the Board of Directors believes that the increased authorization of Common Shares is advisable at this time so that shares will be available for issuance in the future on a timely basis if such need arises in connection with stock splits or dividends, financings, acquisitions or other corporate purposes. This will enable the Company to take advantage of market conditions, the availability of favorable financing, and opportunities for acquisitions without the delay and expense associated with convening a special shareholders' meeting.

Unless required by law, the Company's Restated Articles of Incorporation or the rules of any stock exchange on which the Company's Common Shares may in the future be listed, the Board of Directors will be able to provide for the issuance of the additional Common Shares without further action by the Company's shareholders and no further authorization by the shareholders will be sought prior to such issuance. Under existing regulations of the National Association of Securities Dealers, Inc. governing companies such as Otter Tail that have shares admitted for trading on the NASDAQ National Market System, approval by a majority of the holders of the Common Shares would be required prior to the original issuance of additional Common Shares in certain circumstances, including (a) in connection with certain stock plans, (b) in connection with certain acquisitions if the number of Common Shares to be issued (including securities convertible into or exercisable for Common Shares) is or will be equal to or in excess of 20% of number of shares outstanding before the issuance of such Common Shares, or (c) if the issuance would result in a change in control of the Company.

Although not designed or intended for such purposes, the effect of the proposed increase in the authorized Common Shares might be to render more difficult or to discourage a merger, tender offer, proxy contest or change in control of the Company and the removal of management, which shareholders might otherwise deem favorable. The authority of the Board of Directors to issue Common Shares might be used to create voting impediments or to frustrate an attempt by another person or entity to effect a takeover or otherwise gain control of the Company because the issuance of additional Common Shares would dilute the voting power of the Common Shares then outstanding. Common Shares could also be issued to purchasers who would support the Board of Directors in opposing a takeover bid which the Board determines not to be in the best interests of the Company and its shareholders.

In addition to the proposed amendment, the Company's Restated Articles of Incorporation (the "Articles") and Bylaws currently contain provisions approved by the Company's shareholders that may have the effect of discouraging certain types of tender offers and other transactions that involve a change of control of the Company. The Company's Directors are elected for three-year staggered terms and cumulative voting in the election of Directors is prohibited. The Company's Bylaws provide that a vote of 75% of the Common Shares is required to remove Directors who have been elected by the holders of Common Shares. The affirmative vote of the holders of 75% of the Common Shares is required to amend provisions of the Articles and Bylaws relating to the staggered terms and the removal of Directors, unless approved by all the continuing Directors as provided therein.

The Articles contain "fair price" provisions that require the affirmative vote of 75% of the voting power of the Common Shares to approve certain business combinations involving the Company and a related shareholder (including mergers, consolidations and sales of a substantial part of the Company's assets) unless specified price criteria and procedural requirements are met or unless the transaction is approved by the majority of the continuing Directors as provided therein. The Articles also contain "anti-greenmail" provisions which preclude the Company from making certain purchases of Common Shares from a substantial shareholder at a price above the fair market price unless approved by the affirmative vote of 66 2/3% of the voting power of the Common Shares held by the disinterested shareholders. The "fair price" and "anti-greenmail" provisions of the Articles may not be amended without the affirmative vote of the holders of at least
75% of the voting power of the Common Shares, unless approved by all of the continuing Directors as provided therein.

On January 27, 1997, the Company's Board of Directors declared a dividend of one Preferred Share Purchase Right ("Right") for each outstanding Common Share held of record as of February 10, 1997.
One right was also issued with respect to each Common Share issued after February 10, 1997. Each Right entitles the holder to purchase from the Company one one-hundredth of a share of newly created Series
A Junior Participating Preferred Stock at a price of $70, subject to certain adjustments. The Rights are exercisable when, and are not transferable apart from the Company's Common Shares until, a person or group has acquired 15 percent or more, or commenced a tender or exchange offer for 15 percent or more, of the Company's Common Shares. If the specified percentage of the Company's Common Shares is acquired, each Right will entitle the holder (other than the acquiring person or group) to receive, upon exercise, Common Shares of either the Company or the acquiring company having value equal to two times the exercise price of the Right. The Rights are redeemable by the Company's Board of Directors in certain circumstances and expire on January 27, 2007.

The overall effect of the foregoing provisions of the Company's Articles and Bylaws, together with the Rights and the ability of Board of Directors to issue additional Common Shares, Cumulative Preferred Shares and Cumulative Preference Shares, may be to delay or prevent attempts by other persons or entities to acquire control of the Company without negotiations with the Company's Board of Directors.

Board Recommendation and Shareholder Vote Required

The Board of Directors recommends that the Shareholders approve the proposal to amend the Restated Articles of Incorporation to increase the number of authorized Common Shares. The persons named in the accompanying Proxy intend to vote the Proxies held by them in favor of such proposal, unless otherwise directed. Adoption of the proposed amendment requires a favorable vote of the holders of at least a majority of the outstanding Common Shares.

                         Proposal to Approve
                  1999 Employee Stock Purchase Plan

General

On December 14, 1998, the Board of Directors adopted the 1999 Employee Stock Purchase Plan (the "Purchase Plan"), subject to shareholder approval. The Purchase Plan provides for the purchase of Common Shares by employees of the Company and certain of its subsidiaries at the end of any purchase period (the "Purchase Period"). The initial Purchase Period will begin May 1, 1999.

The following summary of the Purchase Plan is qualified in its entirety by reference to the full text of the Purchase Plan, which is attached to this Proxy Statement as Exhibit A.

Summary of the Purchase Plan

Purpose. The purpose of the Purchase Plan is to provide employees of the Company and certain related corporations with an opportunity to share in the ownership of the Company by providing them with a convenient means for regular and systematic purchases of Common Shares and, thus, to develop a stronger incentive to work for the continued success of the Company.

Administration. The Compensation Committee has been designated by the Board of Directors to administer the Purchase Plan. The Compensation Committee will have full authority to interpret the Purchase Plan and establish rules and regulations for the administration of the Purchase Plan. The Board of Directors may exercise the Compensation Committee's powers and duties under the Purchase Plan.

Share Purchases. The Purchase Plan permits Common Shares to be sold to participating employees on the last business day of any Purchase Period at a price not less than the lesser of (i) 85% of the fair market value of Common Shares on the first business day of the Purchase Period or (ii) 85% of the fair market value of Common Shares on the last business day of each Purchase Period. The price of Common Shares to be sold under the Purchase Plan will be established by the Compensation Committee prior to the beginning of a Purchase Period. The first Purchase Period will begin May 1, 1999 and end on the last business day of December 1999. Thereafter, each six-month Purchase Period will begin on January 1 and July 1 of each year and end on the last business day in June and December of each year.

Eligibility. Any employee of the Company or any designated subsidiary (other than any employee whose customary employment is less than 20 hours per week) is eligible to participate in the Purchase Plan. As of December 31, 1998, there were approximately 820 persons who were eligible as a class to participate in the Purchase Plan.

Number of Shares. The Purchase Plan provides for the issuance of up to 200,000 Common Shares, subject to adjustment in the event of a reorganization, recapitalization, reclassification, stock dividend, stock split, amendment to the Company's Articles of Incorporation, reverse stock split, merger, consolidation or other similar changes in the corporate structure or stock of the Company. The Common Shares to be sold under the Purchase Plan may be authorized but unissued shares or shares acquired in the open market or otherwise.

No participant may purchase (a) more than 2,000 shares under the Purchase Plan for a given Purchase Period or (b) shares having a fair market value (determined at the beginning of each Purchase Period) exceeding $25,000 under the Purchase Plan and all other employee stock purchase plans (if any) for any calendar year.

The closing price of the Company's Common Shares on ____________, 1999, as reported by the NASDAQ National Market System, was $__________ per share.

Certain Terms and Conditions. Participating employees may direct the Company to make payroll deductions of any multiple of $10 but not less than $10 or more than $2,000 of their current, regular compensation (excluding annual bonuses and all other forms of special compensation) for each pay period during the Purchase
Period, subject to such other limitations as the Compensation Committee in its sole discretion may impose. Participating employees may withdraw from the Purchase Plan at any time (although no employee may enroll again after a withdrawal until commencement of the next Purchase Period). Upon a participant's termination of employment with the Company or a designated subsidiary for any reason, participation in the Purchase Plan will cease. In the event of termination due to death, the participant's estate may elect to have the balance of the participant's share purchase account paid, in cash, to the participant's estate or a designated beneficiary within 30 days after the end of the Purchase Period during which such termination occurred. In the event of any other termination other than termination due to normal or early retirement, the balance of the participant's share purchase account will be paid, in cash, to the participant within 30 days after such termination.
Generally, the consideration to be received by the Company from the participant for the right to participate in the Purchase Plan will be the participant's past, present or expected future contributions to the Company.

Except as the Compensation Committee otherwise permits, prior to the second anniversary of the beginning of any Purchase Period, the Common Shares purchased at the end of such Purchase Period under the Purchase Plan will not be transferable other than by will or by the laws of descent and distribution. All shares purchased under the Purchase Plan will initially be held in the Purchase Plan. While shares are held in the Purchase Plan, any cash dividends shall be automatically reinvested in Common Shares. Certificates representing the shares purchased under the Purchase Plan will be delivered upon request at any time after the second anniversary of the beginning of the Purchase Period.

Duration, Termination and Amendment. Unless earlier discontinued or terminated by the Board of Directors, the Purchase Plan shall automatically terminate when all of the Common Shares issuable under the Purchase Plan have been sold. The Purchase Plan permits the Board of Directors to amend or discontinue the Purchase Plan at any time, except that prior shareholder approval will be required for any amendment to the Purchase Plan that requires shareholder approval under the rules or regulations of the NASDAQ National Market System or any securities exchange that are applicable to the Company.

Board Recommendation and Shareholder Vote Required

The Board of Directors recommends that the shareholders approve the proposal to approve the Purchase Plan. The persons named in the accompanying Proxy intend to vote the Proxies held by them in favor of such proposal, unless otherwise directed. Adoption of the Purchase Plan requires a favorable vote of the holders of at least a majority of the Common Shares present and entitled to vote.

                       Proposal to Approve
                    1999 Stock Incentive Plan

General

On December 14, 1998, the Board of Directors adopted the 1999
Stock Incentive Plan (the "Incentive Plan"), subject to shareholder approval. The Incentive Plan provides for the grant of stock options and other stock-based awards to employees, officers, consultants, independent contractors and Directors providing services to the Company and its subsidiaries as determined by the Board of Directors or by a committee of Directors designated by the Board of Directors to administer the Incentive Plan.

The following summary of the Incentive Plan is qualified in its entirety by reference to the full text of the Incentive Plan, which is attached to this Proxy Statement as Exhibit B.

Summary of the Incentive Plan

Purpose. The purpose of the Incentive Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors and non-employee Directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company's business and to afford such persons an opportunity to acquire a proprietary interest in the Company.

Administration. The Compensation Committee has been designated by the Board of Directors to administer the Incentive Plan. The Compensation Committee will have full power and authority to determine when and to whom awards will be granted and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the Incentive Plan. Subject to the provisions of the Incentive Plan, the Compensation Committee may amend or waive the terms and conditions of an outstanding award. The Compensation Committee will have full authority to interpret the Incentive Plan and establish rules and regulations for the administration of the Incentive Plan. The Compensation Committee may delegate to one or more Directors or a committee of Directors, or the Board of Directors may exercise, the Compensation Committee's powers and duties under the Incentive Plan.

Eligibility. Any employee, officer, consultant, independent contractor or Director providing services to the Company and its subsidiaries will be eligible to be selected by the Compensation Committee to receive awards under the Incentive Plan. As of December 31, 1998, there were approximately 2,000 persons who were eligible as a class to be selected by the Compensation Committee to receive awards under the Incentive Plan.

On February 25, 1999, the Compensation Committee granted awards of stock options under the Incentive Plan as set forth in the table below. The awards included a grant of options for 150 Common Shares to each full-time employee of the Company and options for 75 Common Shares to each part-time employee of the Company. All such awards are subject to the approval of the Incentive Plan by the shareholders.

                                                  Number of Shares
                     Name or Group                Underlying Options

                  John C. MacFarlane
                  Douglas L. Kjellerup
                  Ward L. Uggerud
                  Rodney C. H. Scheel
                  LeRoy S. Larson
                  Jay D. Myster
                  All Current Executive Officers
                    as a Group
                  All Current Directors as a Group
                    (excluding Executive Officers)
                  All Employees as a Group
                    (excluding Executive Officers)

The number and type of awards that will be granted in the future under the Incentive Plan to officers, employees and non-employee
Directors are not determinable as the Compensation Committee will make such determinations in its discretion.

Number of Shares. The Incentive Plan provides for the issuance of up to 1,300,000 Common Shares, subject to adjustment in the event of a stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to purchase Common Shares or other securities of the Company or other similar changes in the corporate structure or stock of the Company. Common Shares subject to awards under the Incentive Plan which are not used or are forfeited because the terms and conditions of the awards are not met, or because the award terminates without delivery of any shares, may again be used for awards under the Incentive Plan. Common Shares used by a participant as full or partial payment to the Company of the purchase price relating to an award, or in connection with the satisfaction of tax obligations relating to an award will also be available for awards under the Incentive Plan. The Common Shares issued under the Incentive Plan may be authorized but unissued shares or shares acquired on the open market or otherwise.

No participant may be granted stock options and any other award, the value of which is based solely on an increase in the price of the Common Shares, relating to more than 50,000 shares in the aggregate in any calendar year.

Types of Awards and Certain Terms and Conditions.   The types of
awards that may be granted under the Incentive Plan are stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, other stock grants, other stock-based awards and any combination thereof. The Incentive Plan provides that all awards are to be evidenced by written agreements containing the terms and conditions of the awards. The Compensation Committee may not amend or discontinue any outstanding award without the consent of the holder of the award if such action would adversely affect the rights of the holder. Except as provided by the Incentive Plan, awards will not be transferable other than by will or by the laws of descent and distribution. During the lifetime of a participant, an award may be exercised only by the participant to whom such award is granted. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by law. Generally, the consideration to be received by the Company for the grant of awards under the Incentive Plan will be the participant's past, present or expected future contributions to the Company.

Stock Options.  Incentive stock options meeting the requirements of
Section 422 of the Internal Revenue Code ("Incentive Stock Options") and non-qualified options may be granted under the Incentive Plan. The Compensation Committee will determine the exercise price of any option granted under the Incentive Plan, but in no event will the exercise price be less than 100% of the fair market value of the Common Shares on the date of grant. Stock options will be exercisable at such times as the Compensation Committee determines. Stock options may be exercised in whole or in part by payment in full of the exercise price in cash or such other form of consideration as the Compensation Committee may specify, including delivery of Common Shares having a fair market value on the date of exercise equal to the exercise price. The Compensation Committee may grant reload options when a participant pays the exercise price or tax withholding upon exercise of an option by using Common Shares. The reload option would be for that number of shares surrendered or withheld.

Stock Appreciation Rights. The Compensation Committee may grant stock appreciation rights exercisable at such times and subject to such conditions or restrictions as the Compensation Committee may determine. Upon exercise of a stock appreciation right by a holder, the holder is entitled to receive the excess of the fair market value of one Common Share on the date of exercise over the fair market value of one Common Share on the date of grant. The payment may be made in cash or Common Shares, or other form of payment, as determined by the Compensation Committee.

Restricted Stock and Restricted Stock Units. The Compensation Committee may grant shares of restricted stock and restricted stock units subject to such restrictions and terms and conditions as the Compensation Committee may impose. Shares of restricted stock granted under the Incentive Plan will be evidenced by stock certificates, which will be held by the Company, and the Compensation Committee may, in its discretion, grant voting and dividend rights with respect to such shares. No shares of stock will be issued at the time of award of restricted stock units. A restricted stock unit will have a value equal to the fair market value of one Common Share and may include, if so determined by the Compensation Committee, the value of any dividends or other rights or property received by shareholders after the date of grant of the restricted stock unit. The Compensation Committee has the right to waive any vesting requirements or to accelerate the vesting of restricted stock or restricted stock units.

Performance Awards. A performance award will entitle the holder to receive payments upon the achievement of specified performance goals. The Compensation Committee will determine the terms and conditions of a performance award, including the performance goals to be achieved during the performance period, the length of the performance period and the amount and form of payment of the performance award. A performance award may be denominated or payable in cash, shares of stock or other securities, or other awards or property.

Other Stock Grants. The Compensation Committee may otherwise grant Common Shares as are deemed by the Compensation Committee to be consistent with the purpose of the Incentive Plan. The Compensation Committee will determine the terms and conditions of such other stock grant.

Other Stock-Based Awards. The Compensation Committee may grant other awards denominated or payable in, valued by reference to, or otherwise based on or related to Common Shares as are deemed by the Compensation Committee to be consistent with the purpose of the Incentive Plan. The Compensation Committee will determine the terms and conditions of such other stock-based award, including the consideration to be paid for Common Shares or other securities delivered pursuant to a purchase right granted under such award. The value of such consideration shall not be less than 100% of the fair market value of such shares or other securities as of the date such purchase right is granted.

Duration, Termination and Amendment. Unless earlier discontinued or terminated by the Board of Directors, no awards may be granted under the Incentive Plan after December 13, 2008. The Incentive Plan permits the Board of Directors to amend, alter, suspend, discontinue or terminate the Incentive Plan at any time, except that prior shareholder approval will be required for any amendment to the Incentive Plan that requires shareholder approval under the rules or regulations of the NASDAQ National Market System or any securities exchange that are applicable to the Company or that would cause the Company to be unable, under the Internal Revenue Code, to grant Incentive Stock Options under the Incentive Plan.

Federal Tax Consequences

The following is a summary of the principal federal income tax consequences generally applicable to awards under the Incentive Plan.

Stock Options and Stock Appreciation Rights.   The grant of an option
or stock appreciation right is not expected to result in any taxable income for the recipient. The holder of an Incentive Stock Option generally will have no taxable income upon exercising the Incentive Stock Option (except that a liability may arise pursuant to the alternative minimum tax), and the Company will not be entitled to a tax deduction when an Incentive Stock Option is exercised. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the Common Shares acquired on the date of exercise over the exercise price, and the Company will be entitled at that time to a tax deduction for the same amount. Upon exercising a stock appreciation right, the amount of any cash received and the fair market value on the exercise date of any Common Shares received are taxable to the recipient as ordinary income and deductible by the Company. The tax consequence to an optionee upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an Incentive
Stock Option or by exercising a non-qualified stock option or stock appreciation right. Generally, there will be no tax consequence to the Company in connection with disposition of shares acquired under an option, except that the Company may be entitled to a tax deduction in the case of a disposition of shares acquired under an Incentive Stock Option before the applicable Incentive Stock Option holding periods set forth in the Internal Revenue Code have been satisfied.

Other Awards. With respect to other awards granted under the Incentive Plan that are payable either in cash or Common Shares that are either transferable or not subject to substantial risk of forfeiture, the holder of such an award must recognize ordinary income equal to the excess of (a) the cash or the fair market value of the Common Shares received (determined as of the date of such receipt) over (b) the amount (if any) paid for such Common Shares by the holder of the award, and the Company will be entitled at that time to a deduction for the same amount. With respect to an award that is payable in Common Shares that are restricted as to transferability and subject to substantial risk of forfeiture, unless a special election is made pursuant to the Internal Revenue Code, the holder of the award must recognize ordinary income equal to the excess of (i) the fair market value of the Common Shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for such Common Shares by the holder, and the Company will be entitled at that time to a tax deduction for the same amount.

Satisfaction of Tax Obligations. Under the Incentive Plan, the Compensation Committee may permit participants receiving or exercising awards, subject to the discretion of the Compensation Committee and upon such terms and conditions as it may impose, to surrender Common Shares (either shares received upon the receipt or exercise of the award or shares previously owned by the participant) to the Company to satisfy federal and state tax obligations. In addition, the Compensation Committee may grant, subject to its discretion, a cash bonus to a participant in order to provide funds to pay all or a portion of federal and state taxes due as a result of the exercise or receipt of (or lapse of restrictions relating to) an award. The amount of any such bonus will be taxable to the participant as ordinary income, and the Company will have a corresponding deduction equal to such amount (subject to the usual rules concerning reasonable compensation).

Section 162(m) Requirements. The Incentive Plan has been designed to meet the requirements of Section 162(m) of the Internal Revenue Code regarding the deductibility of executive compensation.

Board Recommendation and Shareholder Vote Required

The Board of Directors recommends that the shareholders approve the proposal to approve the Incentive Plan. The persons named in the accompanying Proxy intend to vote the Proxies held by them in favor of such proposal, unless otherwise directed. Adoption of the Incentive Plan requires a favorable vote of the holders of at least a majority of the Common Shares present and entitled to vote.

                     Approval of Auditors

There will be presented to the Annual Meeting a proposal to approve the appointment by the Board of Directors of the firm of Deloitte & Touche LLP as the Certified Public Accountants to audit the accounts of the Company for 1999. This firm has no direct or indirect financial interest in the Company. A partner of the certified public accounting firm of Deloitte & Touche LLP will be present at the Annual Meeting to answer questions and to make a statement if the partner desires to do so. It is the intention that the Proxies, unless otherwise directed thereon, will be voted in favor of such proposal.

          Shareholder Proposals for 2000 Annual Meeting

Any holder of Common Shares of the Company who intends to present a proposal which may properly be acted upon at the 2000 Annual Meeting of Shareholders of the Company must submit such proposal to the Company so that it is received at the Company's principal executive offices at Box 496, Fergus Falls, Minnesota 56538-0496, on or before November 12, 1999, for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting.

                       Other Business

As of the date hereof, the Board of Directors of the Company does not know of any matters to be presented to the meeting other than as described above. If any other matters properly come before the meeting, it is intended that the Proxies will vote thereon at their discretion.


A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1998, including financial statements and schedules thereto, filed with the Securities and Exchange
Commission, is available without charge to shareholders.
Address written requests to:

              The Corporate Secretary
              Otter Tail Power Company
              Box 496
              Fergus Falls, MN  56538-0496


Dated:  March 12, 1999         By order of the Board of Directors
                               JAY D. MYSTER, Corporate Secretary


                          EXHIBIT A
                  OTTER TAIL POWER COMPANY
             1999 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I.  INTRODUCTION

Section 1.01 Purpose. The purpose of the plan is to provide employees of the Company and certain related corporations with an opportunity to share in the ownership of the Company by providing them with a convenient means for regular and systematic purchases of Common Stock and, thus, to develop a stronger incentive to work for the continued success of the Company.

Section 1.02 Rules of Interpretation. It is intended that the Plan be an "employee stock purchase plan" as defined in Section 423(b) of the Code and Treasury Regulations promulgated thereunder. Accordingly, the Plan shall be interpreted and administered in a manner consistent therewith if so approved. All Participants in the Plan will have the same rights and privileges consistent with the provisions of the Plan.

Section 1.03 Definitions. For purposes of the Plan, the following terms will have the meanings set forth below:

  (a)	"Acceleration Date" means the earlier of the date of shareholder approval or approval by the Company's Board of Directors of (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Company Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which shareholders of the Company immediately prior to the merger have substantially the same proportionate ownership of stock in the surviving corporation immediately after the merger; (ii) any sale, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (iii) any plan of liquidation or dissolution of the Company.


  (b)	"Affiliate" means any subsidiary corporation of the Company, as defined in Section 424(f) of the Code, whether now or hereafter acquired or established.

  (c)	"Code" means the Internal Revenue Code of 1986, as amended.

  (d)	"Committee" means the committee described in Section 10.01 of the Plan.

  (e)	"Common Stock" means the Company's Common Stock, $5 par value per share, as such stock may be adjusted for changes in the stock or the Company as contemplated by Article XI of the Plan.

  (f)	"Company" means Otter Tail Power Company, a Minnesota
corporation, and its successors by merger or consolidation as contemplated by Section 11.02 of the Plan

  (g)	"Current Compensation" means all regular wage, salary and
commission payments paid by the Company to a Participant in accordance with the terms of his or her employment, but excluding annual bonus payments and all other forms of special compensation.

  (h)	"Fair Market Value" as of a given date means the fair market value of the Common Stock determined by such methods or procedures as shall be established from time to time by the Committee, but shall not be less than, if the Common Stock is then quoted on the NASDAQ National Market System, the average of the high and low sales price as reported on the NASDAQ National Market System on such date or, if the NASDAQ National Market System is not open for trading on such date, on the most recent preceding date when it is open for trading. If on a given date the Common Stock is not traded on an established securities market, the Committee shall make a good faith attempt to satisfy the requirements of this Section 1.03(h) and in connection therewith shall take such action as it deems necessary or advisable.

  (i)	"Participant" means a Regular Employee who is eligible to
participate in the Plan under Section 2.01 of the Plan and who has elected to participate in the Plan.

  (j)	"Participating Affiliate" means an Affiliate which has been
designated by the Committee in advance of the Purchase Period in question as a corporation whose eligible Regular Employees may participate in the Plan.

  (k)	"Plan" means the Otter Tail Power Company 1999 Employee Stock
Purchase Plan, as it may be amended, the provisions of which are set forth herein.

  (l)	"Purchase Period" means the period beginning on May 1, 1999 and ending on the last business day in December, 1999 and thereafter each approximate six-month period beginning on January 1st and July 1st of each year and ending on the last business day in June and December of each year; provided, however, that the then current Purchase Period will end upon the occurrence of an Acceleration Date.

  (m)	"Regular Employee" means an employee of the Company or a
Participating Affiliate as of the first day of a Purchase Period, including an officer or director who is also an employee, but excluding an employee whose customary employment is less than 20 hours per week.

  (n)	"Stock Purchase Account" means the account maintained on the books and records of the Company recording the amount received from each Participant through payroll deductions made under the Plan.

ARTICLE II.  ELIGIBILITY AND PARTICIPATION

Section 2.01 Eligible Employees. All Regular Employees shall be eligible to participate in the Plan beginning on the first day of the first Purchase Period to commence after such person becomes a Regular Employee. Subject to the provisions of Article VI of the Plan, each such employee will continue to be eligible to participate in the Plan so long as he or she remains a Regular Employee.

Section 2.02 Election to Participate. An eligible Regular Employee may elect to participate in the Plan for a given Purchase Period by filing with the Company, in advance of that Purchase Period and in accordance with such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company for such purpose (which authorizes regular payroll deductions from Current Compensation beginning with the first payday in that Purchase Period and continuing until the employee withdraws from the Plan or ceases to be eligible to participate in the Plan).

Section 2.03 Limits on Stock Purchase. No employee shall be granted any right to purchase Common Stock hereunder if such employee, immediately after such a right to purchase is granted, would own, directly or indirectly, within the meaning of Section 423(b)(3) and
Section 424(d) of the Code, Common Stock possessing 5% or more of the total combined voting power or value of all the classes of the capital stock of the Company or of all Affiliates.

Section 2.04 Voluntary Participation. Participation in the Plan on the part of a Participant is voluntary and such participation is not a condition of employment nor does participation in the Plan entitle a Participant to be retained as an employee.

ARTICLE III.  PAYROLL DEDUCTIONS AND STOCK PURCHASE ACCOUNT

Section 3.01 Deduction from Pay. The form described in Section 2.02 of the Plan will permit a Participant to elect payroll deductions of any multiple of $10 but not less than $10 or more than $2,000 of such Participant's Current Compensation for each pay period during such Purchase Period, subject to such other limitations as the Committee in its sole discretion may impose. A Participant may cease making payroll deductions at any time, subject to such limitations as the Committee in its sole discretion may impose. In the event that during a Purchase Period the entire credit balance in a Participant's Stock Purchase Account exceeds the product of (a) 85% of the Fair Market Value of the Common Stock on the first business day of that Purchase Period and (b) 2,000, then payroll deductions for such Participant shall automatically cease, and shall resume on the first pay period of the next Purchase Period.

Section 3.02 Credit to Account. Payroll deductions will be credited to the Participant's Stock Purchase Account on each payday.

Section 3.03 Interest. No interest will be paid on payroll deductions or on any other amount credited to, or on deposit in, a Participant's Stock Purchase Account.

Section 3.04 Nature of Account. The Stock Purchase Account is established solely for accounting purposes, and all amounts credited to the Stock Purchase Account will remain part of the general assets of the Company or the Participating Affiliate (as the case may be).

Section 3.05 No Additional Contributions. A Participant may not make any payment into the Stock Purchase Account other than the payroll deductions made pursuant to the Plan.

ARTICLE IV.  RIGHT TO PURCHASE SHARES

Section 4.01 Number of Shares. Each Participant will have the right to purchase on the last business day of the Purchase Period all, but not less than all, of the number of whole and fractional shares, computed to four decimal places, of Common Stock that can be purchased at the price specified in Section 4.02 of the Plan with the entire credit balance in the Participant's Stock Purchase Account, subject to the limitations that (a) no more than 2000 shares of Common Stock may be purchased under the Plan by any one Participant for a given Purchase Period, and (b) in accordance with Section 423(b)(8) of the Code, no more than $25,000 in Fair Market Value (determined at the beginning of each Purchase Period) of Common Stock and other stock may be purchased under the Plan and all other employee stock purchase plans (if any) of the Company and the Affiliates by any one Participant for any calendar year. If the purchases for all Participants for any Purchase Period would otherwise cause the aggregate number of shares of Common Stock to be sold under the Plan to exceed the number specified in Section
10.04 of the Plan, each Participant shall be allocated a pro rata portion of the Common Stock to be sold for such Purchase Period.

Section 4.02 Purchase Price. The purchase price for any Purchase Period shall be that price as announced by the Committee prior to the first business day of that Purchase Period, which price may, in the discretion of the Committee, be a price which is not fixed or determinable as of the first business day of that Purchase Period; provided, however, that in no event shall the purchase price for any Purchase Period be less than the lesser of (a) 85% of the Fair Market Value of the Common Stock on the first business day of that Purchase Period or (b) 85% of the Fair Market Value of the Common Stock on the last business day of that Purchase Period, in each case rounded up to the next higher full cent.

ARTICLE V.  EXERCISE OF RIGHT

Section 5.01 Purchase of Stock. On the last business day of a Purchase Period, the entire credit balance in each Participant's Stock Purchase Account will be used to purchase the number of whole shares and fractional shares, computed to four decimal places, of Common Stock purchasable with such amount (subject to the limitations of Section 4.01 of the Plan), unless the Participant has filed with the Company, in advance of that date and subject to such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company which requests the distribution of the entire credit balance in cash.

Section 5.02 Notice of Acceleration Date. The Company shall use its best efforts to notify each Participant in writing at least ten days prior to any Acceleration Date that the then current Purchase Period will end on such Acceleration Date.

ARTICLE VI.  WITHDRAWAL FROM PLAN; SALE OF STOCK

Section 6.01 Voluntary Withdrawal. A Participant may, in accordance with such terms and conditions as the Committee in its sole discretion may impose, withdraw from the Plan and cease making payroll deductions by filing with the Company a form provided for this purpose. In such event, the entire credit balance in the Participant's Stock Purchase Account will be paid to the Participant in cash within 30 days. A Participant who withdraws from the Plan will not be eligible to reenter the Plan until the beginning of the next Purchase Period following the date of such withdrawal.

Section 6.02 Death. Subject to such terms and conditions as the Committee in its sole discretion may impose, upon the death of a Participant, no further amounts shall be credited to the Participant's Stock Purchase Account. Thereafter, on the last business day of the Purchase Period during which such Participant's death occurred and in accordance with Section 5.01 of the Plan, the entire credit balance in such Participant's Stock Purchase Account will be used to purchase Common Stock, unless such Participant's estate has filed with the Company, in advance of that day and subject to such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company which elects to have the entire credit balance in such Participant's Stock Account distributed in cash within 30 days after the end of that Purchase Period or at such earlier time as the Committee in its sole discretion may decide. Each Participant, however, may designate one or more beneficiaries who, upon death, are to receive the Common Stock or the amount that otherwise would have been distributed or paid to the Participant's estate and may change or revoke any such designation from time to time. No such designation, change or revocation will be effective unless made by the Participant in writing and filed with the Company during the Participant's lifetime. Unless the Participant has otherwise specified the beneficiary designation, the beneficiary or beneficiaries so designated will become fixed as of the date of the death of the Participant so that, if a beneficiary survives the Participant but dies before the receipt of the payment due such beneficiary, the payment will be made to such beneficiary's estate.

Section 6.03 Termination of Employment. Subject to such terms and conditions as the Committee in its sole discretion may impose, upon a Participant's normal or early retirement with the consent of the Company under any pension or retirement plan of the Company or Participating Affiliate, no further amounts shall be credited to the Participant's Stock Purchase Account. Thereafter, on the last business day of the Purchase Period during which such Participant's approved retirement occurred and in accordance with Section 5.01 of the Plan, the entire credit balance in such Participant's Stock Purchase Account will be used to purchase Common Stock, unless such Participant has filed with the Company, in advance of that day and subject to such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company which elects to receive the entire credit balance in such Participant's Stock Purchase Account in cash within 30 days after the end of that Purchase Period, provided that such Participant shall have no right to purchase Common Stock in the event that the last day of such a Purchase Period occurs more than three months following the termination of such Participant's employment with the Company or Participating Affiliate by reason of such an approved retirement. In the event of any other termination of employment (other than death) with the Company or a Participating Affiliate, participation in the Plan will cease on the date the Participant ceases to be a Regular Employee for any reason. In such event, the entire credit balance in such Participant's Stock Purchase Account will be paid to the Participant in cash within 30 days. For purposes of this Section 6.03, a transfer of employment to any Participating Affiliate or to the Company, or a leave of absence which has been approved by the Committee, will not be deemed a termination of employment as a Regular Employee.

ARTICLE VII.  NONTRANSFERABILITY

Section 7.01 Nontransferable Right to Purchase. The right to purchase Common Stock hereunder may not be assigned, transferred, pledged or hypothecated (whether by operation of law or otherwise), except as provided in Section 6.02 of the Plan, and will not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition or levy of attachment or similar process upon the right to purchase will be null and void and without effect.

Section 7.02  Nontransferable Account.  Except as provided in Section
6.02 of the Plan, the amounts credited to a Stock Purchase Account may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of such amounts will be null and void and without effect.

Section 7.03 Nontransferable Shares. Except as the Committee shall otherwise permit, prior to the second anniversary of the beginning of any Purchase Period, the Common Stock purchased at the end of such Purchase Period by a Participant pursuant to Section 5.01 of the Plan together with any additional Common Stock acquired pursuant to Section
8.04 of the Plan upon the reinvestment of dividends may not be assigned, transferred, pledged, hypothecated or otherwise disposed of in any way other than by will or by the laws of descent and distribution, and any other attempted assignment, transfer, pledge, hypothecation or other disposition of such share or shares will be null and void and without effect.

ARTICLE VIII.  COMMON STOCK ISSUANCE AND DIVIDEND REINVESTMENT

Section 8.01 Issuance of Purchased Shares. Promptly after the last day of each Purchase Period and subject to such terms and conditions as the Committee in its sole discretion may impose, the Company will cause the Common Stock then purchased pursuant to Section 5.01 of the Plan to be issued for the benefit of the Participant and held in the Plan pursuant to Section 8.03 of the Plan.

Section 8.02 Completion of Issuance. A Participant shall have no interest in the Common Stock purchased pursuant to Section 5.01 of the Plan until such Common Stock is issued for the benefit of the Participant pursuant to Section 8.03 of the Plan.

Section 8.03  Form of Ownership.  The Common Stock issued under
Section 8.01 of the Plan will be held in the Plan in the name of the Participant or jointly in the name of the Participant and another person, as the Participant may direct on a form provided by the Company, until such time as certificates for such shares of Common Stock are delivered to or for the benefit of the Participant pursuant to Section
8.05 of the Plan.

Section 8.04 Automatic Dividend Reinvestment. Prior to the delivery of certificates to or for the benefit of the Participant under Section
8.05 of the Plan, any and all cash dividends paid on full and fractional shares of Common Stock issued under either Section 8.01 of the Plan or this Section 8.04 shall be reinvested to acquire either new issue Common Stock or shares of Common Stock purchased on the open market, as determined by the Committee in its sole discretion. Purchases of Common Stock under this Section 8.04 will be (a) with respect to shares newly issued by the Company, invested on the dividend payment date, or, if that date is not a trading day, the immediately preceding trading day, or (b) with respect to shares purchased on the open market, normally purchased on the open market within ten business days of the dividend payment date, depending upon market conditions. The price per share of the Common Stock issued under this Section 8.04 shall be (x) with respect to shares newly issued by the Company, the Fair Market Value of the Common Stock on the applicable investment date, or (y) with respect to shares purchased on the open market, the weighted average price per share at which the Common Stock is actually purchased on the open market for the relevant period on behalf of all participants in the Plan. All shares of Common Stock acquired under this Section
8.04 will be held in the Plan in the same name as the Common Stock upon which the cash dividends were paid.

Section 8.05 Delivery. At any time following the conclusion of the nontransferability period set forth in Section 7.03 of the Plan and subject to such terms and conditions as the Committee in its sole discretion may impose, by filing with the Company a form provided by the Company for such purpose, the Participant may elect to have the Company cause to be delivered to or for the benefit of the Participant a certificate for the number of whole shares and cash for the number of fractional shares representing the Common Stock purchased pursuant to Section 5.01 of the Plan together with any additional Common Stock acquired pursuant to Section 8.04 of the Plan upon the reinvestment of dividends. The election notice will be processed as soon as practicable after receipt. A certificate for whole shares normally will be mailed to the Participant within five business days after receipt of the election notice; provided, however, that if the notice is received between a dividend record date and a dividend payment date, a certificate will generally not be sent out until the declared dividends have been reinvested pursuant to Section 8.04 of the Plan. Any fractional shares normally will be sold on the first trading day of each month and a check for the fractional shares sent to the Participant promptly thereafter.

ARTICLE IX.  EFFECTIVE DATE, AMENDMENT AND TERMINATION OF PLAN

Section 9.01 Effective Date. The Plan was approved by the Board of Directors on December 14, 1998, subject to approval by the shareholders of the Company within twelve (12) months thereafter.

Section 9.02 Plan Commencement. The initial Purchase Period under the Plan will commence May 1, 1999. Thereafter, each succeeding
Purchase Period will commence and terminate in accordance with Section 1.03(l) of the Plan.

Section 9.03  Powers of Board.   The Board of Directors may amend or
discontinue the Plan at any time. No amendment or discontinuation of the Plan, however, shall be made without shareholder approval that requires shareholder approval under any rules or regulations of the NASDAQ National Market System or any securities exchange that are applicable to the Company.

Section 9.04 Automatic Termination. The Plan shall automatically terminate when all of the shares of Common Stock provided for in
Section 10.04 of the Plan have been sold, provided that such termination shall in no way affect the terms of the Plan pertaining to any Common Stock then held under the Plan.

ARTICLE X.  ADMINISTRATION

Section 10.01 The Committee. The Plan shall be administered by a committee (the "Committee") established by the Board of Directors. The members of the Committee need not be directors of the Company and shall be appointed by and serve at the pleasure of the Board of Directors.

Section 10.02 Powers of Committee. Subject to the provisions of the Plan, the Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan, to establish deadlines by which the various administrative forms must be received in order to be effective, and to adopt such other rules and regulations for administering the Plan as it may deem appropriate. The Committee shall have full and complete authority to determine whether all or any part of the Common Stock acquired pursuant to the Plan shall be subject to restrictions on the transferability thereof or any other restrictions affecting in any manner a Participant's rights with respect thereto but any such restrictions shall be contained in the form by which a Participant elects to participate in the Plan pursuant to Section 2.02 of the Plan. Decisions of the Committee will be final and binding on all parties who have an interest in the Plan.

Section 10.03  Power and Authority of the Board of Directors.
Notwithstanding anything to the contrary contained herein, the Board of Directors may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

Section 10.04 Stock to be Sold. The Common Stock to be issued and sold under the Plan may be authorized but unissued shares or shares acquired in the open market or otherwise. Except as provided in
Section 11.01 of the Plan, the aggregate number of shares of Common Stock to be sold under the Plan will not exceed 200,000 shares.

Section 10.05 Notices. Notices to the Committee should be addressed as follows:

	     Otter Tail Power Company
	     215 South Cascade Street, Box 496
	     Fergus Falls, MN 56538-0496
	     Attn: Corporate Secretary

ARTICLE XI.  ADJUSTMENT FOR CHANGES IN STOCK OR COMPANY

Section 11.01 Stock Dividend or Reclassification. If the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of securities of the Company, or shares of a different par value or without par value, through reorganization, recapitalization, reclassification, stock dividend, stock split, amendment to the Company's Articles of Incorporation, reverse stock split or otherwise, an appropriate adjustment shall be made in the maximum numbers and kind of securities to be purchased under the Plan with a corresponding adjustment in the purchase price to be paid therefor.

Section 11.02 Merger or Consolidation. If the Company is merged into or consolidated with one or more corporations during the term of the Plan, appropriate adjustments will be made to give effect thereto on an equitable basis in terms of issuance of shares of the corporation surviving the merger or of the consolidated corporation, as the case may be.

ARTICLE XII.  APPLICABLE LAW

Rights to purchase Common Stock granted under the Plan shall be construed and shall take effect in accordance with the laws of the State of Minnesota.


                             EXHIBIT B
                       OTTER TAIL POWER COMPANY
                       1999 STOCK INCENTIVE PLAN


Section 1.  Purpose.

The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors and non-employee directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company's business and to afford such persons an opportunity to acquire a proprietary interest in the Company.

Section 2.  Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

  (a)	"Affiliate" shall mean (i) any entity that, directly or
indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

  (b)	"Award" shall mean any Option, Stock Appreciation Right,
Restricted Stock, Restricted Stock Unit, Performance Award, Other
Stock Grant or Other Stock-Based Award granted under the Plan.

  (c)	"Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

  (d)	"Board" shall mean the Board of Directors of the Company.

  (e)	"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

  (f)	"Committee" shall mean a committee of Directors designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a "Non-Employee Director" within the meaning of Rule 16b-3 and an "outside director" within the meaning of
Section 162(m) of the Code. The Company expects to have the Plan administered in accordance with the requirements for the award of "qualified performance-based compensation" within the meaning of
Section 162(m) of the Code.

  (g)	"Company" shall mean Otter Tail Power Company, a Minnesota
corporation, and any successor corporation.

  (h)	"Director" shall mean a member of the Board.

  (i)	"Eligible Person" shall mean any employee, officer, consultant, independent contractor or Director providing services to the Company or any Affiliate whom the Committee determines to be an Eligible
Person.

  (j)	"Fair Market Value" shall mean, with respect to any property
(including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares as of a given date shall be, if the Shares are then quoted on the NASDAQ National Market System, the average of the high and low sales price as reported on the NASDAQ National Market System on such date or, if the NASDAQ National Market System is not open for trading on such date, on the most recent preceding date when it is open for trading.

  (k)	"Incentive Stock Option" shall mean an option granted under
Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

  (l)	"Non-Qualified Stock Option" shall mean an option granted under
Section 6(a) of the Plan that is not intended to be an Incentive
Stock Option.

  (m)	"Option" shall mean an Incentive Stock Option or a Non-Qualified
Stock Option, and shall include Reload Options.

  (n)	"Other Stock Grant" shall mean any right granted under
Section 6(e) of the Plan.

  (o)	"Other Stock-Based Award" shall mean any right granted under
Section 6(f) of the Plan.

  (p)	"Participant" shall mean an Eligible Person designated to be granted an Award under the Plan.

  (q)	"Performance Award" shall mean any right granted under
Section 6(d) of the Plan.

  (r)	"Person" shall mean any individual, corporation, partnership, association or trust.

  (s)	"Plan" shall mean the Otter Tail Power Company 1999 Stock
Incentive Plan, as amended from time to time, the provisions of which are set forth herein.

  (t)	"Reload Option" shall mean any Option granted under
Section 6(a)(iv) of the Plan.

  (u)	"Restricted Stock" shall mean any Shares granted under
Section 6(c) of the Plan.

  (v)	"Restricted Stock Unit" shall mean any unit granted under
Section 6(c) of the Plan evidencing the right to receive a Share
(or a cash payment equal to the Fair Market Value of a Share) at some future date.

  (w)	"Rule 16b-3" shall mean Rule 16b-3 promulgated by the
Securities and Exchange Commission under the Securities Exchange
Act of 1934, as amended, or any successor rule or regulation.

  (x)	"Shares" shall mean shares of Common Stock, $5 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under
Section 4(c) of the Plan.

  (y)	"Stock Appreciation Right" shall mean any right granted
under Section 6(b) of the Plan.

Section 3.  Administration.

  (a)	Power and Authority of the Committee.  The Plan shall be
administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options or the lapse of restrictions relating to Restricted Stock, Restricted Stock Units or other Awards; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, promissory notes, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.

  (b)	Delegation.  The Committee may delegate its powers and duties under the Plan to one or more Directors or a committee of Directors, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion.

  (c)	Power and Authority of the Board of Directors.  Notwithstanding
anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

Section 4.  Shares Available for Awards.

  (a)	Shares Available.  Subject to adjustment as provided in
Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be 1,300,000. Shares to be issued under the Plan may be either authorized but unissued Shares or Shares acquired in the open market or otherwise. Any Shares that are used by a Participant as full or partial payment to the Company of the purchase price relating to an Award, or in connection with the satisfaction of tax obligations relating to an Award, shall again be available for granting Awards (other than Incentive Stock Options) under the Plan. In addition, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan. Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 1,300,000, subject to adjustment as provided in the Plan and subject to the provisions of Section 422 or 424 of the Code or any successor provision.

  (b)	Accounting for Awards.  For purposes of this Section 4, if an
Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

  (c)	Adjustments.  In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

  (d)	Award Limitations Under the Plan.  No Eligible Person may be
granted any Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, for more than 50,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any calendar year. The foregoing annual limitation specifically includes the grant of any Award or Awards representing "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

Section 5.  Eligibility.

Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6.  Awards.

  (a)	Options.  The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

     	(i)	Exercise Price.  The purchase price per Share purchasable
under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

      (ii)	Option Term.  The term of each Option shall be fixed by the
Committee.

     	(iii)	Time and Method of Exercise.  The Committee shall determine
the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

     	(iv)	Reload Options.  The Committee may grant Reload Options,
separately or together with another Option, pursuant to which, subject to the terms and conditions established by the Committee, the Participant would be granted a new Option when the payment of the exercise price of a previously granted option is made by the delivery of Shares owned by the Participant pursuant to Section 6(a)(iii) of the Plan or the relevant provisions of another plan of the Company, and/or when Shares are tendered or withheld as payment of the amount to be withheld under applicable income tax laws in connection with the exercise of an Option, which new Option would be an Option to purchase the number of Shares not exceeding the sum of (A) the number of Shares so provided as consideration upon the exercise of the previously granted option to which such Reload Option relates and (B) the number of Shares, if any, tendered or withheld as payment of the amount to be withheld under applicable tax laws in connection with the exercise of the option to which such Reload Option relates pursuant to the relevant provisions of the plan or agreement relating to such option. Reload Options may be granted with respect to Options previously granted under the Plan or any other stock option plan of the Company or may be granted in connection with any Option granted under the Plan or any other stock option plan of the Company at the time of such grant. Such Reload Options shall have a per share exercise price equal to the Fair Market Value of one Share as of the date of grant of the new Option. Any
Reload Option shall be subject to availability of sufficient Shares for grant under the Plan.

  (b)	Stock Appreciation Rights.  The Committee is hereby authorized to grant Stock Appreciation Rights to Participants subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

  (c)	Restricted Stock and Restricted Stock Units.  The Committee is
hereby authorized to grant Restricted Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

     	(i)	Restrictions.  Shares of Restricted Stock and Restricted
Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, a waiver by the Participant of the right to vote or to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

     	(ii)	Stock Certificates.  Any Restricted Stock granted under the
Plan shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted.

     	(iii)	Forfeiture.  Except as otherwise determined by the
Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holders of the Restricted Stock Units.

  (d)	Performance Awards.  The Committee is hereby authorized to grant
Performance Awards to Participants subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.

  (e)	Other Stock Grants.  The Committee is hereby authorized, subject to the terms of the Plan and any applicable Award Agreement, to grant to Participants Shares without restrictions thereon as are deemed by the Committee to be consistent with the purpose of the Plan.

  (f)	Other Stock-Based Awards.  The Committee is hereby authorized to grant to Participants subject to the terms of the Plan and any applicable Award Agreement, such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

  (g)	General.

     	(i)	No Cash Consideration for Awards.  Awards shall be granted
for no cash consideration or for such minimal cash consideration as may be required by applicable law.

     	(ii)	Awards May Be Granted Separately or Together.  Awards may,
in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

     	(iii)	Forms of Payment under Awards.  Subject to the terms of the
Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents with respect to installment or deferred payments.

      (iv)	Limits on Transfer of Awards.  No Award (other than Other
Stock Grants) and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, transfer Options (other than Incentive Stock Options) or designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant. Each Award or right under any Award shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

      (v)	Term of Awards.  The term of each Award shall be for such
period as may be determined by the Committee.

     	(vi)	Restrictions; Securities Exchange Listing.  All Shares or
other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be affixed to reflect such restrictions. If any securities of the Company are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

Section 7.  Amendment and Termination; Adjustments.

  (a)	Amendments to the Plan.  The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

     	(i)	would violate the rules or regulations of the NASDAQ
National Market System or any securities exchange that are to the Company; or

     	(ii)	would cause the Company to be unable, under the Code, to
grant Incentive Stock Options under the Plan.

  (b)	Amendments to Awards.  The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided herein or in the Award Agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, if such action would adversely affect the rights of the holder of such Award, without the consent of the Participant or holder or beneficiary thereof.

  (c)	Correction of Defects, Omissions and Inconsistencies.  The
Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8.  Income Tax Withholding; Tax Bonuses.

  (a)	Withholding.  In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

  (b)	Tax Bonuses.  The Committee, in its discretion, shall have the authority, at the time of grant of any Award under this Plan or at any time thereafter, to approve cash bonuses to designated Participants to be paid upon their exercise or receipt of (or the lapse of restrictions relating to) Awards in order to provide funds to pay all or a portion of federal and state taxes due as a result of such exercise or receipt (or the lapse of such restrictions). The Committee shall have full authority in its discretion to determine the amount of any such tax bonus.

Section 9.  General Provisions.

  (a)	No Rights to Awards.  No Eligible Person, Participant or other
Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

  (b)	Award Agreements.  No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

  (c)	No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

  (d)	No Right to Employment.  The grant of an Award shall not be
construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

  (e)	Governing Law.  The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of Minnesota.

  (f)	Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

  (g)	No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

  (h)	No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

  (i)	Headings.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10.  Effective Date of the Plan.

The Plan was approved by the Board on December 14, 1998, subject to approval by the shareholders of the Company within twelve (12) months thereafter. Any Award granted under the Plan prior to shareholder approval of the Plan shall be subject to shareholder approval of the Plan.

Section 11.  Term of the Plan.

No Award shall be granted under the Plan after December 13, 2008 or any earlier date of discontinuation or termination established pursuant to
Section 7(a) of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date.


                              PROXY
          Solicited on Behalf of the Board of Directors of
                      OTTER TAIL POWER COMPANY

The undersigned hereby appoint DAYLE DIETZ, ARVID R. LIEBE, and CHARLES BRUNKO (each with power to act alone and with full power of substitution) the proxies of the undersigned to vote all Common Shares which the undersigned is entitled to vote at the Annual Meeting of Otter Tail Power Company to be held April 12, 1999, and at any adjournment thereof, and hereby directs that this proxy be voted as follows:

1. ELECTION OF DIRECTORS FOR all nominees listed below  WITHHOLD AUTHORITY
                         (except as marked to the     vote for all nominees
                          contrary below)             listed below

   Dennis R. Emmen          Kenneth L. Nelson           Nathan I. Partain

(INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)
      _________________________________________________________________

2. PROPOSAL TO APPROVE THE AMENDMENT TO THE RESTATED ARTICLES OF
   INCORPORATION increasing the authorized Common Shares from 25,000,000 to 50,000,000.

   FOR   [ ]                AGAINST   [ ]              ABSTAIN   [ ]

3. PROPOSAL TO APPROVE THE 1999 EMPLOYEE STOCK PURCHASE PLAN attached to the Proxy Statement as Exhibit A.

   FOR   [ ]                AGAINST   [ ]              ABSTAIN   [ ]

4. PROPOSAL TO APPROVE THE 1999 STOCK INCENTIVE PLAN attached to the Proxy Statement as Exhibit B.

   FOR   [ ]                AGAINST   [ ]              ABSTAIN   [ ]


5. PROPOSAL TO APPROVE THE APPOINTMENT OF DELOITTE & TOUCHE LLP as auditors.

   FOR   [ ]                AGAINST   [ ]              ABSTAIN   [ ]

6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


                        SEE OTHER SIDE

This proxy will be voted as directed. In the absence of specific directions, the proxy will be voted for the election of Directors and for Item 2, Item 3, Item 4, and Item 5.

Please sign exactly as name appears hereon. When signing as attorney, administrator, trustee, or guardian, please give your full title.


                                     Dated:


                                      ______________________, 1999



_________________________________     _______________________________
Signature                             Signature, if held jointly



WHAT IS YOUR QUESTION?

Otter Tail management welcomes the questions of all shareholders--whether or not they can attend the annual meeting. Questions of general interest will be answered at the meeting. All questions will be answered by letter. This blank is for your use in submitting your question. It may be mailed to the Company with your Proxy.

I wish to ask:
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________

                       Name  ____________________________________
          Street or P.O. Box ____________________________________
                        City __________________State____ Zip_____


________________, 1999

                            (over)




              PLEASE SEND IN YOUR PROXY . . . NOW!


You are urged to date and sign the enclosed Proxy and return it promptly. This will help save the expense of follow-up letters to shareholders who have not responded.


                            (over)